Exhibit 1(A)

MCI INCOME FUND V, LLC
MANAGING BROKER DEALER AGREEMENT

As of [DATE] (the “Effective Date”), this MANAGING BROKER DEALER AGREEMENT (the “Agreement”) is made by and between MCI INCOME FUND V, LLC, a Delaware limited liability company (the “Company”), and INTERNATIONAL ASSETS ADVISORY, LLC, a Florida limited liability company (the “Managing Broker Dealer”), in connection with the offering and sale by the Company of preferred limited liability company interests in the Company (“Securities”) in the Company (“the “Offering”). The Securities will be offered during a period commencing and ending on such dates as set forth in the Offering Statement and Offering Circular (the “Offering Period”) for the Offering that shall be prepared by the Company, as either may be supplemented and amended (together with all exhibits or schedules thereto, the “Offering Document”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Document.

1.            Appointment of the Managing Broker Dealer.

1.1           The Managing Broker Dealer’s acceptance of this appointment is specifically conditioned on its approval of the final Offering Documents and receipt of a favorable third party due diligence report from FactRight, or other similar recognized third party due diligence company.

1.2           On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, the Managing Broker Dealer is hereby appointed and agrees to sell the Securities on a “best efforts” basis and to solicit purchasers for the Offering at the price to be paid and otherwise upon the terms and conditions set forth in the Offering Documents. The Managing Broker Dealer shall solicit purchasers for the Offering through a Title IV, Regulation A+ Tier 2 Offering (“Reg A+”).

1.3           The Managing Broker Dealer is authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Company (a “Selling Group Member”, or collectively the “Selling Group Members”) to solicit Purchasers (as defined below) for the Securities. The Company may also enter into agreements for the sale of the Securities to certain Purchasers with non-FINRA registered investment advisors (“Registered Investments Advisors”), and the Managing Broker Dealer shall assist in the administration of such arrangements. All engagements of the Selling Group Members will be evidenced by a Soliciting Dealer Agreement in the form attached hereto as Exhibit A. All engagements with Registered Investment Advisors will be evidenced by a RIA Introduction Agreement in the form attached hereto as Exhibit B. Neither the Soliciting Dealer Agreement nor the RIA Introduction Agreement shall be modified, amended or supplemented without the prior consent of the Company and the Managing Broker Dealer.

1.4           It is understood that no sale of the Securities shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to accept or reject any purchase agreement for the Securities (the “Purchase Agreement”) in whole or in part for a period of thirty (30) days after receipt of the Purchase Agreement. Any proposed purchase of the Securities not accepted within thirty (30) days of receipt shall be deemed rejected.

1.5           Subject to the performance by the Company of all the obligations to be performed hereunder and to the completeness and accuracy of all the Company’s representations and warranties contained herein, the Managing Broker Dealer hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified purchasers (“Purchasers”) for the Securities.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Managing Broker Dealer that:

2.1           The Company is duly organized and validly exists as a limited liability company in good standing under the laws of the State of Delaware, has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business as described in the Offering Document.

2.2           No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Securities, except such as may be required under the Securities Act or applicable state securities laws.

2.3           No defaults exist in the due performance and observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Company is a party or by which it is bound.

2.4           This Agreement, when executed by the Company, will have been duly authorized and will be a valid and binding agreement of the Company, enforceable in accordance with its terms.

2.5           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.

2.6           At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Offering Document.

2.7           The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

2.8           Subject to the performance of the Company’s obligations hereunder, the holders of the Securities (the “Securities Holders”) will have the rights described in the Offering Document and associated transaction documents.

2.9           For the entirety of the Offering Period, the Offering Document will not include, through the date that the Offering shall terminate (as defined in the Offering Document, the “Offering Termination Date”), any untrue statement of a material fact nor will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.10           The Company represents and warrants to the Managing Broker Dealer and each of the Selling Group Members and Registered Investment Advisers, that neither none of the Company, any of its predecessors, any affiliated issuer, any director, officer, general partner, or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of filing, any offer after qualification, or such sale; any person employed by the Company that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with such sale of Securities; any general partner or managing member of any such solicitor; or any director, executive officer or other officer participating in the offering of any such solicitor or general partner or managing member of such solicitor:

(a)
Has been convicted, within ten (10) years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(i)           In connection with the purchase or sale of any security;

(ii)          Involving the making of any false filing with the Securities and Exchange Commission (“SEC”); or

(iii)         Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(b)
Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within (5) five years before the filing of the offering statement that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i)
In connection with the purchase or sale of any security;

(ii)          Involving the making of any false filing with the SEC; or

(iii)         Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(c)
Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i)           At the time of the filing of the offering statement, bars the person from:

(A)           Association with an entity regulated by such commission, authority, agency, or officer;

(B)           Engaging in the business of securities, insurance or banking; or

(C)           Engaging in savings association or credit union activities; or

(ii)           Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within (10) ten years before such filing of the offering statement;

(d)
Is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, as of the date of the Offering Document:

(i)            Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(ii)           Places limitations on the activities, functions or operations of such person; or

(iii)          Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(e)
Is subject to any order of the SEC entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:

(i)           Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (the “Securities Act”) , section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(ii)           Section 5 of the Securities Act.

(f)
Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(g)
Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the SEC that, within five (5) years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(h)
Is subject to a United States Postal Service false representation order entered within five (5) years before the date of the Offering Document, or is, as of the date of the Offering Document, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.11         The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Company will immediately notify the Managing Broker Dealer in writing of the fact which makes the representation or warranty untrue.

3.            Duties, Obligations and Covenants of the Company. The Company agrees that:

3.1           The Company will comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions hereof and in the Offering Document, and will amend or supplement the Offering Document in order to make the Offering Document comply with the requirements of federal and applicable state securities laws and regulations.

3.2           If, at any time, any event occurs as a result of which the Offering Document would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Managing Broker Dealer thereof, effect the preparation of a supplement to or an amendment of the Offering Document which will correct such statement or omission, and deliver to the Managing Broker Dealer such numbers of copies of such amended or supplemental Offering Document as the Managing Broker Dealer may reasonably request.

3.3           The Company shall not make any written or oral representations or statements to Purchasers that contradict or are inconsistent with the statements made in the Offering Document, as amended or supplemented.

3.4           The Company will deliver to the Managing Broker Dealer such numbers of copies of the Offering Document and any amendment(s) or supplement(s) thereto, with all appendices thereto, and such numbers of copies of printed sales literature or other materials as the Managing Broker Dealer may reasonably request in connection with the Offering or for the purposes contemplated by federal and applicable state securities laws.

3.5           Authorized Sales Materials. All supplemental advertising and sales literature to be used in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described, that is prepared by or on behalf of the Company (the “Authorized Sales Materials”), when taken together with the Offering Document, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading. Prior to its first use, the Company shall file all Authorized Sales Materials with, and will have received all required regulatory approval. The Dealer Manager will, if required or deemed advisable by the Managing Broker Dealer, submit to FINRA for review all materials deemed by the Managing Broker Dealer to be advertising, at the Company’s expense. The Company also will deliver to the Managing Broker Dealer such number of copies of any printed Authorized Sales Materials as the Managing Broker Dealer may reasonably request in connection with the Offering.

3.6           Subject to the Managing Broker Dealer’s actions and the actions of others in connection with the Offering, the Company will comply with all requirements imposed upon it by the Securities Act, Regulation A and all applicable state securities laws, rules and regulations. Upon request, the Company will furnish to the Managing Broker Dealer a copy of such papers filed by the Company with any state or federal regulatory pursuant to state or federal securities laws and regulations.

3.7           The Company will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Document.

3.8           The Company will furnish the Securities Holders with all reports described in the Offering Document and applicable Company governing documents and will deliver to the Managing Broker Dealer, and make available, upon request, to each Selling Group Member and Registered Investment Advisor, one copy of each such report (excluding Subscriber tax reporting documents) prior to, or at the time that such reports are furnished to the Securities Holders, and any other such other information concerning the Company, as may reasonably be requested.

3.9           Any officer, director, employee, or affiliate of the Company who buys any Securities in connection with the Offering shall do so for investment purposes only and not with the intention of resale or distribution.

3.10         This Agreement, or any supplement or amendment hereto, may be filed by the Company with the SEC, if such filing should be required, and may be filed with and may be subject to the approval of applicable federal and applicable state securities regulatory agencies, if required.

3.11         The Company understands and acknowledges that the Managing Broker Dealer has expended and continues to expend significant time and expense in recruiting and training its employees, associated persons and registered personnel (each, for purposes of this section, a "Broker Dealer Covered Person"), and that the loss of a Broker Dealer Covered Person would cause significant and irreparable harm to the Managing Broker Dealer. The Company agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire, or recruit any Broker Dealer Covered Person of the Managing Broker Dealer or induce the termination of employment of any Broker Dealer Covered Person for a period of twenty-four (24) months, beginning on the last day of the Broker Dealer Covered Person’s association with the Managing Broker Dealer, regardless of the reason for the termination, without first obtaining written consent by the Managing Broker Dealer.

4.             Representations and Warranties of the Managing Broker Dealer. The Managing Broker Dealer represents and warrants to the Company that:

4.1           The Managing Broker Dealer is duly organized and validly exists as a limited liability company in good standing under the laws of the State of Florida and has all requisite power and authority to enter into this Agreement.

4.2           This Agreement, when executed by the Managing Broker Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker Dealer, enforceable in accordance with its terms.

4.3           The consummation of the transactions contemplated herein and those contemplated by the Offering Document will not result in a breach or violation of any order, rule, or regulation directed to the Managing Broker Dealer by any court, any federal or state regulatory body, FINRA, or any administrative agency having jurisdiction over the Managing Broker Dealer or its affiliates.

4.4           The Managing Broker Dealer is, and during the term of this Agreement will be, duly registered as a broker dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and duly registered as a broker dealer in any state where offers are made by the Managing Broker Dealer. The Managing Broker Dealer will comply with all applicable laws, regulations, and requirements of the Securities Act, the Exchange Act, applicable state securities law, the published rules and regulations thereunder, and FINRA rules.

4.5           The Managing Broker Dealer has established and implemented anti-money laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities.

4.6           The Managing Broker Dealer represents and warrants to the Company that neither the Managing Broker Dealer nor its executive officers, managing member or officers involved in the Offering or any person who owns 20% or more of the Managing Broker Dealer:

(a)
Has been convicted, within ten (10) years before the filing of the offering statement of any felony or misdemeanor:

(i)
In connection with the purchase or sale of any security;

(ii)           Involving the making of any false filing with the Securities and Exchange Commission (“SEC”); or

(iii)          Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(b)
Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within (5) five years before the filing of the offering statement that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i)
In connection with the purchase or sale of any security;

(ii)          Involving the making of any false filing with the SEC; or

(iii)         Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(c)
Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i)           At the time of the filing of the offering statement, bars the person from:

(A)           Association with an entity regulated by such commission, authority, agency, or officer;

(B)           Engaging in the business of securities, insurance or banking; or

(C)           Engaging in savings association or credit union activities; or

(ii)          Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within (10) ten years before such filing of the offering statement;

(d)
Is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, as of the date of the Offering Document:

(i)
Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(ii)           Places limitations on the activities, functions or operations of such person; or

(iii)          Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(e)
Is subject to any order of the SEC entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:

(i)           Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (the “Securities Act”) , section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(ii)          Section 5 of the Securities Act.

(f)
Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(g)
Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the SEC that, within five (5) years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(h)
Is subject to a United States Postal Service false representation order entered within five (5) years before the date of the Offering Document, or is, as of the date of the Offering Document, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.7           The representations and warranties made in this Section 4 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Managing Broker Dealer will immediately notify the Company in writing of the fact which makes the representation or warranty untrue.

5.           Duties and Obligations of the Managing Broker Dealer.

5.1           The Managing Broker Dealer will serve in a “best efforts” capacity in the offering, sale, and distribution of the Securities. The Managing Broker Dealer may offer the Securities as an agent, but all sales shall be made by the Company, acting through the Managing Broker Dealer as an agent, and not by the Managing Broker Dealer as a principal. The Managing Broker Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker Dealer or the Company, except to appoint Selling Group Members acceptable to the Company in the Company’s sole discretion.

5.2           In the event the Managing Broker Dealer elects to become a Selling Group Member, the Managing Broker Dealer shall separately enter into a Soliciting Dealer Agreement and shall comply with all requirements of the Selling Group Members as set forth in the Soliciting Dealer Agreement.

5.3           The Managing Broker Dealer will immediately bring to the attention of the Company any circumstance or fact which causes the Managing Broker Dealer to believe the Offering Document, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Purchasers in their subscription materials, may be inaccurate or misleading.

5.4           The Managing Broker Dealer will comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Document.

5.5           It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to accept or reject any subscription for Securities in whole or in part for a period of 30 days after receipt of the subscription for Securities. Any subscription for Securities not accepted within 30 days of receipt shall be deemed rejected.

5.6           The Managing Broker Dealer shall not knowingly execute any transaction in which a Purchaser invests in the Securities in a discretionary account without prior written approval of the transaction by the Purchaser.

5.7           In the event the Managing Broker Dealer receives any customer funds for the Securities, the Managing Broker Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, to the applicable escrow or bank account for the Offering.

5.8           All actions, direct or indirect, by the Managing Broker Dealer, its respective agents, members, employees, and affiliates, shall conform to (i) requirements applicable to broker dealers under federal and applicable state securities laws, rules, and regulations, and (ii) applicable rules of FINRA.

6.            Compensation.

6.1           As compensation for services rendered by the Managing Broker Dealer under this Agreement, the Managing Broker Dealer will be entitled to receive from the Company the following compensation, a portion or all of which may be re-allowed to Selling Group Members or other associated persons eligible to receive such compensation:

(a)           A selling commission (the “Selling Commission”) of [6]% of the purchase price of the Securities sold by the Managing Broker Dealer (the “Total Sales”), which it will re-allow to the Selling Group Members; provided, however, that this amount will be reduced to the extent a lower commission rate is negotiated with a Selling Group Member and the commission rate will be the lower agreed upon rate; and

(b)           A dealer manager fee (the “Dealer Manager Fee”) of up to [2.5]% of the Total Sales, (i) from which up to [1.0]% of the Total Sales may be re-allowed to the Selling Group Members (pursuant to a side-letter agreement), as a non-accountable marketing and due diligence allowance, and (ii) up to [1.5]% of the Total Sales may be re-allowed to certain wholesalers, some of which may be internal to the Company and its Affiliates; and

(c)           A servicing fee (the “Servicing Fee”), payable by either the Company or an affiliate of the Company, which will be [0.5]% of the Total Sales of a given month.

6.2           Notwithstanding the foregoing provision 6.1(a), the Company reserves the right to sell the Securities net of Selling Commissions to Purchasers who are introduced to the Managing Broker-Dealer by a Registered Investment Advisor and to Purchasers who meet the accreditation requirement and are affiliated or otherwise deemed family and friends of the Company and its affiliates.

6.3           For Purchasers who are introduced to the Managing Broker Dealer by a Registered Investment Advisor, the Managing Broker Dealer agrees to waive its right of receipt of [1.0]% of the Dealer Manager Fee (which would generally be reallowed to a Selling Group Member as a non-accountable marketing and due diligence allowance), and the Company, in its discretion, may reimburse the applicable Registered Investment Advisor for certain marketing and due diligence expenses pursuant to a side letter agreement.

6.4           Subject to Section 5.2, the Managing Broker Dealer may also sell the Securities as a Selling Group Member, thereby becoming entitled to selling commissions.

7.             Reserved.

8.             Offering. The Offering of the Securities shall be at the price and upon the terms and conditions set forth in the Offering Document. The Company reserves the right, in its sole discretion, to refuse to accept any or all Purchase Agreements tendered by the Managing Broker Dealer at any time during the Offering, and/or to terminate the Offering. Selling Commissions and fees earned prior to such termination remain payable to the applicable parties.

9.            Indemnification by the Company.

9.1          Subject to the conditions set forth below, the Company, with respect to the applicable Offering, agrees to indemnify and hold harmless the Managing Broker Dealer, the Selling Group Members, Registered Investment Advisors, and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys, and accountants (the “Selling Parties”), against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

(a)           Any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (as amended and supplemented from time to time) or in any application or other document filed in any jurisdiction in order to qualify the Securities under, or exempt the Offering of the Securities from, the registration or qualification requirements of the securities laws thereof;

(b)           The omission or alleged omission from the Offering Document (as amended and supplemented from time to time), or in any sales or other materials provided by the Company to the Managing Broker Dealer for use by the Selling Group Members, of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c)           The failure of the Company to comply with any of the applicable provisions of the Securities Act, the Exchange Act or any applicable federal or state securities laws, rules or regulations;

(d)           Any verbal or written representations in connection with the Offering made by the Company or its agents, employees, or affiliates in violation of the Securities Act, the Exchange Act, or any other applicable federal or state securities laws, rules and regulations; or

(e)           The breach by the Company of any term, condition, representation, warranty or covenant of this Agreement.

9.2          If any action is brought against any of the Selling Parties in respect of which indemnity may be sought hereunder, the Selling Party shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action; provided, however, that the failure to notify the Company shall not affect the provisions in this Section 9 except to the extent such failure to notify the Company has a material and adverse effect on the defense of such claims. The affected Selling Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Company’s expense, provided that the Company will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

9.3          The Company agrees to promptly notify the Managing Broker Dealer of the commencement of any litigation or proceedings against the Company or any of its respective officers, directors, members, managers, agents, attorneys, or accountants in connection with the Offering.

9.4         The indemnity provided to the Managing Broker Dealer pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Managing Broker Dealer specifically for use in the preparation of the Offering Document (or any amendment or supplement thereto) or any sales literature.

9.5         The indemnity provided to the Selling Group Member and Registered Investment Advisors pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Group Member or Registered Investment Advisor specifically for use in the preparation of the Offering Document (or any amendment or supplement thereto) or any sales literature.

10.          Indemnification by the Managing Broker Dealer.

10.1         Subject to the conditions set forth below, the Managing Broker Dealer agrees to indemnify and hold harmless the Company and its affiliates and their respective general partners, stockholders, partners, directors, officers, managers, employees, members and agents, each controlling person and each of their respective attorneys and accountants (“Company Parties”), against any and all Loss arising out of or based upon:

(a)           Any verbal or written representations in connection with the Offering made by the Managing Broker Dealer in violation of the Securities Act or any applicable federal or state securities laws, rules and regulations;

(b)           The Managing Broker Dealer’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations, other than any failure to comply which results from acts of the Company;

(c)           The breach by the Managing Broker Dealer of any term, condition, representation, warranty, or covenant of this Agreement;

10.2         If any action is brought against the Company Parties in respect of which indemnity may be sought hereunder, the Company Party shall promptly notify the Managing Broker Dealer in writing of the institution of such action, and the Managing Broker Dealer shall assume the defense of such action. The Company Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Managing Broker Dealer’s expense, provided that the Managing Broker Dealer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

10.3         The Managing Broker Dealer agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Managing Broker Dealer or any of the Managing Broker Dealer’s officers, directors, partners, affiliates, or agents in connection with the Offering.

10.4         The indemnity provided to the Company pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any agent of the Company or any omission or alleged omission of a material fact required to be disclosed by the Company or any agent of the Company.

11.           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 9 and 10 is for any reason held to be unavailable from the Company, the Managing Broker Dealer, the Selling Group Members, or Registered Investment Advisors, as the case may be, the parties shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of each party in connection with the events described in Sections 9 and 10 as the case may be, which resulted in such Loss, liabilities, claims damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Managing Broker Dealer, the Selling Group Members, and Registered Investment Advisors and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The Selling Parties, the Company Parties and any person who controls the Managing Broker Dealer shall also have rights to contribution pursuant to this Section.

12.           Privacy Act.

12.1         To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

12.2         “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information, and personal financial information (which may include consumer account number).

12.3         The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

12.4       The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

13.         Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at and as of the Offering Termination Date, and such representations, warranties, and agreements by the Managing Broker Dealer or the Company, including the indemnity and contribution agreements contained in Sections 9, 10, and 11 shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker Dealer, the Company, and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

14.         Expenses of the Offering. The Company agrees to pay all expenses incident to the performance of its obligations hereunder, including all expenses incident to marketing the Offering and submitting filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Offering Document and any amendment or supplement thereto. The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated.

15.         Confirmation. The Company agrees to confirm all orders for purchase of Securities that are accepted by the Company and provide such confirmation to the Managing Broker Dealer and the Selling Group Members.

16.         Termination. This Agreement is terminable by either party for any reason whatsoever or for no reason at any time upon 60 days’ prior written notice to the other party. Notwithstanding the foregoing, this Agreement is immediately terminable by the Managing Broker Dealer if it does not approve of the final Offering Document or does not receive a favorable third party due diligence report on or before [____TBD_____]. Such termination shall not affect the obligations set forth in Sections 9, 10, 11, 12, and 13.

17.         Governing Law; Venue. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Florida without regard to conflict of law provisions and any dispute between the parties concerning this Agreement shall come within the jurisdiction of the courts of Florida. The parties hereby consent to personal jurisdiction and exclusive venue in the state and federal courts located in Orange County, Florida for any action brought by either party arising out of or in connection with this Agreement.

18.           Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

19.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

20.           Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the both the Company and the Managing Broker Dealer.

21.           Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by email electronic communication, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:

MCI Income Fund V, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Stacy Grace
Email Address: sgrace@munckwilson.com

If to the Managing Broker Dealer:

International Assets Advisory, LLC
390 N. Orange Avenue, Suite 750
Orlando, Florida 32801
Attention: Myra Nicholson
Email Address: mnicholson@iaac.com

22.           Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties referred to in Sections 9, 10 and 11, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

23.           Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

24.           Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

25.           No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Managing Broker Dealer as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Managing Broker Dealer as a broker-dealer authorized by the Company to place and to facilitate the placement by others of the Securities according to the terms set forth in the Offering Document or this Agreement.

26.           Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

27.           Noncircumvention; Noninterference. Neither the Company, the Managing Broker Dealer, nor their affiliates shall (a) notify or solicit any persons who have been identified to the Company as clients of the Managing Broker Dealer or its affiliates with respect to any future transactions of the Company or (b) release the name and/or account information for any client of the Managing Broker Dealer or its affiliates to any other person (other than agents of or persons affiliated with the parties hereto) unless required by court order, an authorized government or self-regulatory agency, or by any other agreement among the parties to do so. The Company shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of any personal information of the clients of the Managing Broker Dealer or its affiliates. In the event of any improper disclosure of any client information, the party responsible for the disclosure will immediately notify the other party. The provisions of this section shall survive any termination of this Agreement for a period of five (5) years.

28.           Due Diligence. The Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, which may be delivered by the Managing Broker Dealer or the Company to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Managing Broker Dealer will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the Managing Broker Dealer and/or the Selling Group Members in connection with their due diligence review of the Offering are confidential and shall be maintained as confidential and not disclosed by the Managing Broker Dealer or the Selling Group Members except to the extent such information is disclosed in the Offering Document.

If the foregoing correctly sets forth the understanding between the Managing Broker Dealer and the Company, please so indicate in the space provided below for that purpose.

AGREED AND ACCEPTED:

MCI INCOME FUND V, LLC

By:

Name:

Title:

INTERNATIONAL ASSETS ADVISORY, LLC

By:
       David Weinberger, COO

EXHIBIT A

SOLICITING DEALER AGREEMENT

EXHIBIT B

RIA INTRODUCTION AGREEMENT